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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): January 24, 2005

Worldwide Biotech and Pharmaceutical Company
(Exact name of small business issuer as specified in its charter)

Delaware	01-06914	59-0950777
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

110 Sarasota Quay, Sarasota, Florida 34236
(Address of principal executive offices)

941-365-2521
(Registrant’s telephone number, including area code)

SUN CITY INDUSTRIES, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountants

        On February 8, 2005, Michael F. Cronin, CPA, the independent accountants previously engaged as the principal accountants to audit our financial statements, were dismissed as our auditors as the Company needed to retain, in light of the acquisition of Yangling Daiying Biological Engineering Co., Ltd., a corporation incorporated in the China, an accounting firm that could provide personnel fluent in Chinese.

        Effective on January 24, 2005, we engaged Sherb & Co., LLP, as our independent certified public accountants. The decision to change accountants was approved by our Board of Directors.

        The audit report of Michael F. Cronin, CPA on our financial statements as of December 31, 2003 and February 1, 2003 in the period ended December 31, 2003 (the “Audit Period”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except the reports were modified to include an explanatory paragraph wherein they expressed substantial doubt about our ability to continue as a going concern. During the Audit Period, and through February 8, 2005, there were no disagreements with Michael F. Cronin, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as described in Item 304(a)(1)(ii),(iv) A, B of Regulation S-B.

        We have provided a copy of this disclosure to Michael F. Cronin, CPA and have requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made herein, and, if not, stating the respects in which they do not agree as required pursuant to Item 304(a)(3). A copy of the letter is attached hereto as Exhibit 16.1.

        During the two most recent fiscal years, or any subsequent interim period prior to engaging Sherb & Co., LLP, neither we nor anyone acting on our behalf consulted with Sherb & Co., LLP regarding: (i) the application of accounting principles to a specific completed or contemplated transaction except that on August 30, 2004 they were engaged to audit Yangling Daiying Biological Engineering Co. Ltd. for the years ended 2002 and 2003 and review interim financial statements for nine months ended September 30, 2004. This company was acquired by the Company by virtue of the closing that took place on December 16, 2004 pursuant to a Reorganization Agreement and amendments which transaction was discussed in our previously filed 8-K; (ii) the type of audit opinion that might be rendered on our financial statements where either written or oral advice was provided that was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue, or (iii) any matter that was the subject of a disagreement with our former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its audit report.

Item 5.01 Changes in Control of Registrant

        Change of control occurred as of December 16, 2004 as a result of a Reorganization Agreement entered into on April 20, 2004 with Yangling Daiying Biological Engineering Co., Ltd., (Yangling), a corporation organized under the People’s Republic of China. Yangling’s shareholders acquired approximately 89.10% of the Corporation’s common stock in the share exchange transaction, however, in the event the 1,400,000 shares held in escrow are earned, this would be reduced to 85.64%. Control was acquired based on shares issued from the Corporation.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;Appointment of Principal Officers

On February 11, 2005, Worldwide Biotech announced that it accepted the resignation of Tony Frudakis who was the sole officer and director as reported on Form 8-K filed on June 30, 2004.

On February 11, 2005 Worldwide Biotech announced the election of the following Officers and Directors:

(1)	Wenxia Guo, Chief Executive Officer (CEO) and President

(2)	Peiyi Tian, Chief Financial Officer (CFO), Senior Vice President and Treasurer

(3)	Hongyan Liang, Secretary and Vice President

(4)	Shiwei Zhang, Vice President of Productions

(5)	Wanyou Zhang, Vice President of Operations

(6)	Hengli Tang, Vice President of Technology

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Number	Description

16.1	Letter dated February 8, 2005 from Michael F. Cronin, Certified Public Accountants

17.1	Letter of resignation from Tony Frudakis, dated February 8, 2005

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. Worldwide Biotech and Pharmaceutical Company.

BY: /S/ Wenxia Guo —————————————— Wenxia Guo President

Dated: February 11, 2005